UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center 33587 Walker Road Avon Lake, Ohio		44012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Term Loan Agreement

On August 16, 2023, Avient Corporation, an Ohio corporation (the “Company”), and certain subsidiaries of the Company amended its secured Term Loan Agreement to create a new tranche of term loans (the “Term B-7 Loans”) in an initial principal amount of $732 million, the proceeds of which, together with cash on hand, were used to refinance all of the outstanding term loans and modify certain covenants. The Amendment Agreement, as defined below, also reduced the interest rate applicable to the term loans and extended the maturity date of the existing Term B-5 loans from January 30, 2026 to August 29, 2029. Concurrently, the Company prepaid $100.0 million of existing term loans.

The Term B-7 Loans will bear interest, at the Company’s election, at either of the following rates: (a) the sum of Adjusted Term SOFR (as defined in the Term Loan Agreement) plus 2.50%, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 1.50%.

The Company entered into Amendment Agreement No. 8 (the “Amendment Agreement”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), Morgan Stanley Bank, N.A., as the Amendment No. 8 Additional Term Lender (as defined in the Term Loan Agreement), and the other lenders party thereto, to amend the Credit Agreement, dated as of November 12, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, the Administrative Agent, and the lenders party thereto.

Certain lenders and agents that are parties to the Amendment Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Amendment Agreement No. 8, dated August 16, 2023, by and among Avient Corporation, the subsidiaries of Avient Corporation party thereto, Citibank, N.A, as administrative agent, Morgan Stanley Bank, N.A., as the Amendment No. 8 Additional Term Lender (as defined in the Term Loan Agreement), and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Senior Vice President, General Counsel and Secretary

Date: August 17, 2023